Exhibit 4.1

NUMBER T SHARES SPECIMEN TROVAGENE, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS COMMON STOCK THIS CERTIFIES THAT: CUSIP 897238 30 9 SPECIMEN -NOT NEGOTIABLE IS THE OWNER OF  FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF TROVAGENE, INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED: COUNTERSIGNED BY: PHILADELPHIA STOCK TRANSFER, INC. 2320HAVERFORD RD., SUITE 230, ARDMORE PA 19003 TRANSFER AGENT AUTHORIZED SIGNATURE  TROVAGENE, INC. CORPORATE SEAL 2009 DELWARE SPECIMEN  NOT NECOTIABLE SECRETARY CEO